EXHIBIT 99.2

John Deere Owner Trust 2005
Statement to Noteholders

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:	15-Aug-06

(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$14,747,844.18
per $1,000 original principal amount:	$87.27

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Total	$14,747,844.18

(2) Interest on the Notes

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$255,030.79
per $1,000 original principal amount:	$1.51

(c) A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d) A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e) Total	$1,566,460.79

(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000

(b) (i) outstanding principal amount of A-2 Notes:	$66,000,690.42
(ii) A-2 Note Pool Factor:	0.3905366

(c) (i) outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

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(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$464,875,930.11

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$461,610,869.75

(6) Pool Face Amount at the end of the related Collection Period:	$513,752,496.42

(7) Amount of Servicing Fee earned:	$397,275.51
per $1,000 original principal amount:	$0.53
Amount of Servicing Fee earned:	$397,275.51
Amount of Servicing Fee paid:	$397,275.51
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$843,237.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.18%

(13) Rolling three month 60 days or more past due as a % of Pool Balance	0.17%

(14) Face Amount of Receivables 60 days or more past due:	$6,821,627.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.33%

(16) Aggregate amount of net losses for the collection period	$147,111.91

(17) Aggregate amount of net losses since 26-May-05	$920,587.41

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.12%

(19) Face Amount of Receivables 60 days or more past due as a % of the Pool Balance	1.48%

(20) Rolling three month average of Face Amount 60 days past due as % of the Pool Balance (Avg. Delinquency Ratio)	1.49%

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